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                                                Filed Pursuant to Rule 424(b)(3)
                                                       Registration No. 33-96542

                             PROSPECTUS SUPPLEMENT
                             DATED OCTOBER 2, 1998
                    TO THE PROSPECTUS DATED OCTOBER 10, 1995
                          MACK-CALI REALTY CORPORATION

    Mack-Cali Realty Corporation, f.k.a. Cali Realty Corporation (the "Company"), has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated October 10, 1995, relating to 2,801,883 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

    The 290,561 shares of Common Stock held by John J. Cali included in the Prospectus are subjcet to a pledge and security agreement in favor of Prudential Securities Incorporated ("Prudential"). Following a transfer of such shares to Prudential pursuant to such pledge and security agreement, such shares may be sold by Prudential pursuant to the Prospectus.